Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-261080, 333-186797, 333-115380, 333-115379 and 333-115378) and Form S-3 (Nos. 333-272538 and 333-237981) of Tyson Foods, Inc. of our report dated November 12, 2024 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Springdale, Arkansas
November 12, 2024